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                                                                   EXHIBIT 10.20

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of October 18, 1999, by and between Crossworlds Software, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
     ------------------------------------
be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 10, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Committed Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Loan Agreement was amended pursuant to, among other documents, a Second Amendment to Loan and Security Agreement, dated October 28, 1998 pursuant to which, among other things, the Revolving Committed Line was amended to Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
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secured by the Collateral as described in the Loan Agreement and in that certain
Intellectual Property Security Agreement, dated October 28, 1998, by and between Borrower and Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement.
          ---------------------------------

          1. Notwithstanding the terms and conditions contained in item "(1)" under Section 2.2(a) entitled "Interest Rate", effective as of the date hereof, all Revolving Advances shall bear interest, on the average Daily Balance thereof, at a rate equal to one-tenth of one percentage point (0.10%) above the Prime Rate.

     B.   Waiver of Covenant Default(s).
          -----------------------------

          1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the (i) Quick Ratio and Tangible Net Worth covenants as of the quarter ended December 31, 1998; (ii) the Quick Ratio and Tangible Net Worth Covenants as of the months ended August 31, 1999 and September 30, 1999 and (iii) the Liquidity covenant as of the months ended July 31, 1999 through September 30, 1999. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing periods. Accordingly, for the month ending October 31, 1999, Borrower shall be in compliance with these covenants, as amended herein.

               Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.
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4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that, as of the date hereof, to the best of its knowledge, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

CROSSWORLDS SOFTWARE, INC.               SILICON VALLEY BANK

By:__________________________            By:____________________________
Name:________________________            Name:__________________________
Title:_______________________            Title:_________________________

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[LOGO]

                              SILICON VALLEY BANK


                      PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:           Crossworlds Software, Inc.

LOAN OFFICER:       Mark Schoenrock

DATE:               October 18, 1999

                    Documentation Fee             $250.00

                    TOTAL FEE DUE                 $250.00
                    -------------                 =======

Please indicate the method of payment:

     [ ]  A check for the total amount is attached.

     [ ]  Debit DDA # __________________ for the total amount.

     [ ]  Loan proceeds



____________________________________
Borrower                (Date)


____________________________________
Silicon Valley Bank           (Date)
Account Officer's Signature